FOR IMMEDIATE RELEASE

July 24, 2002

                                Pepco and Conectiv Announce Merger Closing Date,
                                      Election Deadline for Conectiv Shareholders

            Potomac Electric Power Company (Pepco) (NYSE: POM) and Conectiv (NYSE: CIV;
CIVA) today announced that the closing date of their merger is scheduled for August 1, 2002. In the merger, Pepco and Conectiv each will become a subsidiary of Pepco Holdings, Inc., a newly formed public utility holding company. The announcement followed today's approval of the merger by the Securities and Exchange Commission.

            The companies also announced that the election deadline for Conectiv shareholders will be 5 p.m., New York City time, July 30, 2002. This is the time by which Conectiv shareholders must deliver their election forms to Mellon Investor Services LLC, which is serving as the exchange agent.

            The Plan Participant Election Deadline for participants in the Conectiv Savings and
Investment Plan and the Conectiv PAYSOP/ESOP is 5 p.m., July 26, 2002 and the freeze period for transactions in those plans begins at 4 p.m., July 25, 2002. The Plan Participant Election
Deadline for participants in the Atlantic Electric Savings & Investment Plan-B is 5 p.m., July 29,
2002 and the freeze period for transactions in that plan begins at 4 p.m., July 25, 2002.

            Under the terms of the merger agreement, the holders of Conectiv common stock and
Class A common stock may complete the applicable election form to elect to receive the following, subject to prorationing: for each share of Conectiv common stock they own either
$25.00 in cash or shares of Pepco Holdings common stock having an approximately equivalent value; for each share of Conectiv Class A common stock they own either $21.69 in cash or shares of Pepco Holdings common stock having an approximate equivalent value. The number of shares of Pepco Holdings common stock that Conectiv shareholders will be entitled to receive will depend on the volume-weighted average of closing trading prices for Pepco common stock on 20 randomly selected trading days out of the 30 consecutive trading days beginning on June
13, 2002 and ending, July 25, 2002. A shareholder who fails to make a valid election with regard to their shares of Conectiv common stock or Class A common stock will lose their right to make an election and will receive an allocation of cash and stock as determined by Pepco in accordance with the terms of the merger agreement. Shareholders should refer to the joint proxy statement/prospectus, dated May 30, 2001, for a more detailed description of the exchange ratio calculation.

            The companies will issue a press release on or before July 26, 2002 announcing the
Pepco average final price and the Conectiv common stock and Class A common stock exchange ratios. Information concerning the exchange ratios will be available on the Pepco Web site
(www.pepco.com) and the Conectiv Web site (www.conectiv.com). Exchange ratio information also can be obtained by calling the exchange agent at 1-800-774-5469.

            The merger of Pepco, based in Washington, D.C., and Conectiv, based in Wilmington,
Del., will create one of the largest electricity delivery companies in the mid-Atlantic region with a transmission network serving 1.8 million customers in a 10,000-square-mile area. The two utilities will continue operations as separate companies under Pepco Holdings, Inc., which will be headquartered in Washington, D.C.

            Pepco is an investor-owned company that delivers electricity to more than 700,000 customers in Washington, D.C. and the Maryland suburbs. Conectiv is focused on two core energy businesses. Conectiv Power Delivery provides energy to more than one million customers in New Jersey, Delaware, Maryland and Virginia. Conectiv Energy manages a growing portfolio of "mid-merit" power plants that can respond quickly to changes in the demand for power with the PJM power pool.

            Forward-Looking Statements: Except for historical statements and discussions, the statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. These statements contain managements' beliefs based on information currently available to them and on various assumptions concerning future events. Forward-
looking statements are not a guarantee of future performance or events. They are subject to a number of uncertainties and other factors, many of which are outside the companies' control. In connection with the transaction, additional important factors that could cause actual results to differ materially from those in the forward-looking statements herein include risks and uncertainties relating to delays in obtaining, or adverse conditions contained in, related regulatory approvals, changes in economic conditions, availability and cost of capital, changes in weather patterns, changes in laws, regulations or regulatory policies, developments in legal or public policy doctrines and other presently unknown or unforeseen factors. These uncertainties and factors could cause actual results to differ materially from such statements. The companies disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results and prospects of the companies.

Contacts for Pepco	Contacts for Conectiv
Investors: Ernie Bourscheid (202) 872-872-2797 Media: Makini Street (202) 872-2680	Investors: Bob Marshall (302) 429-3164 Media: Tim Brown (302) 283-5803